Exhibit 10.27

Wells Core Office Income REIT, Inc.

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

August 12, 2011

Wells Core Office Income REIT Advisory Services LLC

6200 The Corners Parkway, Suite 250

Norcross, Georgia 30092

Re:        Limitations with respect to a Hypothetical Internalization Transaction

Ladies and Gentlemen:

This letter agreement (the “Agreement”) between Wells Core Office Income REIT, Inc. (the “Company”) and Wells Core Office Income REIT Advisory Services, LLC (the “Advisor”) sets forth the parties’ understanding with respect to limitations on (i) the consideration that may be payable to the Advisor or its Affiliates in the event that the Company ever decides to become self-managed and pursue an acquisition of the Advisor or any of its Affiliates in order to internalize the Company’s management functions (an “Internalization Transaction”) and (ii) the Company’s ability to solicit employees of the Advisor or its Affiliates for employment without the Advisor’s consent. These limitations are in addition to those set forth in the Company’s charter. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Second Amended and Restated Advisory Agreement between the Company and the Advisor, dated June 7, 2011.

The Company and the Advisor hereby agree as follows:

1.               Limitations on Internalization Transaction. The Company may not acquire the Advisor or an Affiliate thereof in an Internalization Transaction, whether by means of a merger, stock acquisition, or asset purchase, unless the consideration payable shall be in Shares and shall be held in escrow by a third party and not released to the Advisor or an Affiliate until:

a.        the average closing price of the Shares over a five-day trading period on a national securities exchange equals a price that, when combined with prior distributions paid on the Shares issued in a public offering prior to listing on a national securities exchange and outstanding at the time of the Internalization Transaction (the “Subject Shares”), equals the amount necessary for the holders of the Subject Shares to be deemed to have received in the aggregate the original issue price of the Subject Shares plus a 6% cumulative, non-compounded, annual return on the issue price of the Subject Shares (adjusted to take into account prior cash distributions designated as a special distribution of net proceeds from the sale of assets), assuming for purposes of this calculation that the holders of the Subject Shares have received the trading price, or

b.        the consideration paid (or net sale proceeds distributed) to holders of the Subject Shares in an acquisition (whether by means of a merger, stock acquisition, asset purchase, or similar transaction) or from the dissolution of the Company, when combined with prior distributions paid on the Subject Shares, equals the amount necessary for the holders of the Subject Shares to have received in the aggregate the original issue price of the Subject Shares plus a 6% cumulative, non-compounded, annual return on the issue price of the Subject Shares (adjusted to take into account prior cash distributions designated as a special distribution of net proceeds from the sale of assets).

The date that one of these thresholds is met is the “Initial Escrow Release Date.” In the event a recapitalization causes some of the Subject Shares to be exchanged or converted into securities that are not listed on a national securities exchange as of the Initial Escrow Release Date, then the shares to be released from escrow shall be reduced to reflect the percentage of Subject Shares (and their equivalents) that are then listed, with the remaining shares in escrow to be subsequently released in proportion to and as the remaining Subject Shares (and their equivalents) become listed.

Shares held in escrow pursuant to the foregoing shall be entitled to distributions like all other Shares; however, such distributions shall also be placed in escrow and not released until the above thresholds are reached. If the conditions to break escrow are not met within 10 years of the Internalization Transaction, all shares in the escrow account shall become authorized but unissued shares and all cash in the escrow account shall belong to the Company. Shares of common stock held in escrow shall be voted on any matter in which Stockholders are entitled to vote in the same proportion as all other Shares that vote on the matter.

2.                Limitations on Employment or Soliciation of Employees of the Advisor. The Company may not, without the Advisor’s prior written consent, employ or solicit for employment any person who was employed by the Advisor or an Affiliate thereof within the prior 12 months; provided that the Company may employ any such person who contacts the Company solely on his or her own initiative in response to advertisements, which are not specifically directed at employees of the Advisor or any of its Affiliates, appearing in periodicals, such as newspapers and trade publications, or on internet job-posting sites.

3.                Term. This Agreement shall remain in effect until 12 months after the last date on which the Advisor or any of its Affiliates performed advisory functions for the Company

4.                Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

If to the Company:	Wells Core Office Income REIT Inc. 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092 Attention: President

If to the Advisor:	Wells Core Office Income REIT Advisory Services, LLC 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 4.

5.                Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.                Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

7.                Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

8.                Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

9.                Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

10.              Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.

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If the foregoing accurately sets forth your understanding of our agreement, please sign and return the enclosed copy of this letter agreement.

Very truly yours,

Wells Core Office Income REIT, Inc.

By:	/s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President

Acknowledged and Agreed to

as of the date first written above:

Wells Core Office Income REIT Advisory Services, LLC

By:	/s/ Randall D. Fretz
Name: Randall D. Fretz
Title: Senior Vice President

[Signature Page to Letter Agreement between the Company and the Advisor]